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    Exhibit 11 - Statement Re: Computation of Per Share Earnings

                            Pioneer Bancshares, Inc.
                   Computation of Net Income Per Common Share

For the years ending December 31,                                  1997           1997           1995
---------------------------------                               ----------     ----------     ----------

Income as reported in consolidated
  statement of income .....................................     $9,762,096     $8,996,847     $7,081,813
                                                                ==========     ==========     ==========

Per share computation of common and dilutive common equivalent shares:

Weighted average number of shares outstanding .............      3,759,912      3,759,912      3,759,912
                                                                ==========     ==========     ==========

Net income per common and common equivalent share .........     $     2.60     $     2.39     $     1.88
                                                                ==========     ==========     ==========

Per share computation assuming full dilution:

Weighted average number of shares outstanding .............      3,759,912      3,759,912      3,759,912
Weighted average number of shares issuable upon
      exercise of stock options applying the treasury stock
      method ..............................................          1,970              0              0
Weighted average number of shares outstanding used
      to calculate per share data assuming no dilution ....      3,761,882      3,759,912      3,759,912
                                                                ==========     ==========     ==========

Net income per common and common equivalent share
      assuming full dilution ..............................     $     2.60     $     2.39     $     1.88
                                                                ==========     ==========     ==========
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